                                                                    EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT (this "Agreement") dated July 9, 1999, by and among Gehl Company, a Wisconsin corporation ("Company"), and Rock Creek Partners, Ltd., a Florida limited partnership, William L. Dahl, SVCC TTEE, The Dahl Children's Trust, FBO James A. Dahl U/A/D 12-31-84, William L. Dahl, SVCC TTEE, The Dahl Children's Trust, FBO Kathryn W. Dahl U/A/D 12-31-84, William L. Dahl, Trustee, the James H. Dahl Grantor Retained Annuity Trust dated May 29, 1998 and the James H. Dahl Individual Retirement Account (each individually a "Shareholder" and together the "Shareholders"), and James H. Dahl ("Mr. Dahl," and together with the Shareholders, the "Sellers").

                                    RECITALS

                  A. The Shareholders own an aggregate of 725,900 shares (the "Shares") of the Company's common stock, $0.10 par value (the "Common Stock"), as set forth on Exhibit A hereto.

                  B. The Shareholders are affiliates of Mr. Dahl and Mr. Dahl may be deemed to beneficially own all of the shares pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  C. The Company desires to purchase the Shares from the Shareholders, and the Shareholders and Mr. Dahl desire to sell the Shares to Company, upon the terms and conditions herein set forth.

                  NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1.       PURCHASE AND SALE OF SHARES

                  Pursuant to the terms of this Agreement, each Shareholder hereby agrees to sell to the Company and the Company hereby agrees to purchase from each Shareholder the Shares set forth opposite such Shareholder's name on Exhibit A hereto.

2.       PURCHASE PRICE - PAYMENT

         2.1. Purchase Price. The purchase price (the "Purchase Price") payable for the Shares shall be an aggregate of $14,880,950 or $20.50 per Share.

         2.2. Payment of Purchase Price; Delivery of Shares. The Purchase Price will be paid by the Company on July 9, 1999 by wire transfer of immediately available funds to an account designated by each Shareholder in the amount set forth opposite such Shareholder's name on Exhibit A hereto. On such date, the Shareholders shall either cause the appropriate depository to record the Company as the beneficial owner of the Shares or deliver to the

Company or its agent stock certificates representing the Shares, duly endorsed for transfer or with duly executed stock powers attached.

3.       SEVERAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND MR. DAHL

                  Each Shareholder and, where indicated, Mr. Dahl makes the following representations and warranties to the Company but only with respect to such Shareholder and the Shares owned by such Shareholder or Mr. Dahl, as the case may be. Each of these representations and warranties is true and correct on the date hereof, shall remain true and correct hereafter, shall be unaffected by any investigation heretofore or hereafter made by the Company and shall survive the transactions provided for herein.

         3.1. Power. Each Shareholder or Mr. Dahl, as the case may be, has full power, legal right and authority to enter into, execute and deliver this Agreement and to carry out the transactions contemplated hereby.

         3.2. Authorization. The execution and delivery of this Agreement by Mr. Dahl on his own behalf and on behalf of each Shareholder, and each Shareholder's and Mr. Dahl's full performance hereunder, has been duly authorized, and no other or further act on the part of such Shareholder or Mr. Dahl is necessary therefor.

         3.3. Validity. This Agreement has been duly and validly executed and delivered by each Shareholder and Mr. Dahl and is a legal, valid and binding agreement of such Shareholder or Mr. Dahl, as the case may be, enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

         3.4. Title and Number of Shares. Each Shareholder is transferring to the Company good and marketable title to the Shares sold by such Shareholder to the Company hereunder, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, reservations, limitations, or other charges or encumbrances of any nature whatsoever (collectively, "Liens") including, without limitation, voting trusts or agreements, proxies, and marital or community property interests. The Shares are the only securities of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by the Shareholders, Mr. Dahl and their affiliates.

         3.5. No Violation. Neither the execution and delivery of this Agreement nor the consummation by each Shareholder or Mr. Dahl, as the case may be, of the transactions provided for herein will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon the Shares under, any term or provision of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which such Shareholder or

Mr. Dahl is a party or by which such Shareholder, Mr. Dahl or any of the Shares may be bound or affected.

         3.6. Receipt of Information; Reliance. Each Shareholder or Mr. Dahl, as the case may be, has had access to, read carefully and considered the various filings made by the Company with the Securities and Exchange Commission. Each Shareholder or Mr. Dahl, as the case may be, has had an opportunity to ask questions and receive answers from the officers of the Company regarding the terms and conditions of this transaction and the Company's business and financial condition. Except as expressly set forth herein, no representations or warranties, oral or otherwise, have been made to the Shareholders or Mr. Dahl including, without limitation, any representations concerning the future prospects of the Company.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company makes the following representations and warranties to the Shareholders and Mr. Dahl, each of which is true and correct on the date hereof, shall remain true and correct hereafter, shall be unaffected by any investigation heretofore or hereafter made by the Shareholders and Mr. Dahl and shall survive the transactions provided for herein.

         4.1. Organization. The Company is a corporation validly existing under the laws of the State of Wisconsin.

         4.2. Power. The Company has all requisite corporate power to enter into this Agreement and to carry out the transactions contemplated hereby.

         4.3. Authority. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by the Board of Directors of the Company. No other corporate act or proceeding on the part of the Company or its shareholders is necessary to authorize this Agreement or the consummation of the transactions provided for herein. This Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

5.       COVENANTS OF SELLERS

                  In consideration of the repurchase of the Shares contemplated hereunder, each Seller agrees that, for a period of ten (10) years from the date of this Agreement, it or he will not, nor will it or he permit any of its or his affiliates, directly or indirectly, without the prior written consent of the Company duly authorized by a majority of its Board of Directors, to:

                  (a) beneficially own (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, any Common Stock or other securities of the Company entitled to vote generally for the election of directors or securities convertible into such securities ("Voting Securities");

                  (b) "solicit" proxies with respect to Voting Securities under any circumstances or become a "participant" in any "election contest" relating to the election of directors of the Company, as such terms are defined in Regulation 14A promulgated under the Exchange Act, or seek to advise or influence any person or entity with respect to the voting of any Voting Securities;

                  (c) initiate, propose or otherwise solicit the Company's shareholders for the approval of one or more shareholder proposals with respect to the Company at any time, or induce or attempt to induce any other person to initiate any shareholder proposal with respect to the Company;

                  (d) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets, except for any filings required under the Exchange Act, or the rules promulgated thereunder, with respect to the transactions contemplated by this Agreement;

                  (e) take any action with the purpose of requiring the Company to make a public announcement regarding the possibility of an extraordinary transaction involving the Company or any of its securities or assets, except for any filings required under the Exchange Act, or the rules promulgated thereunder, with respect to the transactions contemplated by this Agreement;

                  (f) take any action, alone or in concert with others, to acquire or affect control of the Company or to influence the management, Board of Directors or policies of the Company;

                  (g) request the Company, its Board of Directors or any representative of the Company, directly or indirectly, to waive or amend any provision of this Article 5; or

                  (h) encourage or assist any other person or entity to do any of the foregoing or disclose any intention, plan or arrangement relating to the foregoing, except for any filings required under the Exchange Act, or the rules promulgated thereunder, with respect to the transactions contemplated by this Agreement.

6.       MISCELLANEOUS

         6.1. Further Assurance. From time to time, at the Company's request and without further consideration, the Shareholders and Mr. Dahl will execute and deliver to the Company such documents and take such other action as the Company may reasonably request in order to consummate more effectively the transactions provided for herein.

         6.2. Disclosures and Announcements. Announcements concerning the transactions provided for in this Agreement by the Company on the one hand, and Sellers on the other hand, shall be subject to the approval of the other party in all essential respects, except that approval of the Sellers or the Company, as the case may be, shall not be required as to any statements and other disclosures of information which the other party may be required to make pursuant to any rule or regulation of the Securities and Exchange Commission, the Nasdaq Stock Market or any applicable law.

         6.3. Equitable Relief. Without prejudice to the rights and remedies otherwise available to the Company, the Sellers agree that money damages would not be a sufficient remedy for any breach of this Agreement by the Sellers and that the Company shall be entitled to specific performance and to injunctive or other equitable relief as remedies if the Sellers breach or threaten to breach any of the covenants contained in this Agreement.

         6.4. Law Governing Agreement. This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal laws of the State of Wisconsin excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

         6.5. Entire Agreement. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

         6.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.7. Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

GEHL COMPANY                                ROCK CREEK PARTNERS, LTD.


By: /s/ William D. Gehl                     By: /s/ James H. Dahl
   -----------------------------               -------------------------------
      William D. Gehl                                James H. Dahl
      Chairman, President and                        Managing General Partner
       Chief Executive Officer

                                            WILLIAM L. DAHL, SVCC TTEE
                                            THE DAHL CHILDREN'S TRUST
                                            FBO JAMES A. DAHL U/A/D 12-31-84

                                           By:  /s/ William L. Dahl
                                               -------------------------------
                                                     William L. Dahl
                                                     Trustee

                                           WILLIAM L. DAHL, SVCC TTEE
                                           THE DAHL CHILDREN'S TRUST
                                           FBO KATHRYN W. DAHL U/A/D 12-31-84

                                           By:  /s/ William L. Dahl
                                               -------------------------------
                                                     William L. Dahl
                                                     Trustee

                                           WILLIAM L. DAHL, TRUSTEE
                                           THE JAMES H. DAHL GRANTOR RETAINED
                                           ANNUITY TRUST, DATED MAY 29, 1998

                                           By:  /s/ William L. Dahl
                                               -------------------------------
                                                     William L. Dahl
                                                     Trustee

                                           JAMES H. DAHL INDIVIDUAL
                                           RETIREMENT ACCOUNT

                                           By:  /s/ James H. Dahl
                                               -------------------------------
                                                     James H. Dahl

                                                /s/ James H. Dahl
                                           ------------------------------------
                                                    James H. Dahl, individually

                                    EXHIBIT A



SHAREHOLDER                                    NUMBER OF SHARES      AMOUNT
-----------                                    ----------------      ------

Rock Creek Partners, Ltd.                         350,600         $ 7,187,300

William L. Dahl, SVCC TTEE                        166,950           3,422,475
The Dahl Children's Trust
FBO James A. Dahl U/A/D 12-31-84

William L. Dahl, SVCC TTEE                        163,850           3,358,925
The Dahl Children's Trust FBO Kathryn W.
Dahl U/A/D 12-31-84

William L. Dahl, Trustee                           34,500             707,250
the James H. Dahl Grantor Retained
Annuity Trust, dated May 29, 1998

James H. Dahl Individual Retirement
Account                                            10,000             205,000
                                                  -------         -----------
                                                  725,900         $14,880,950
                                                  =======         ===========